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                                                                        EXH. 4.3

                               ORTHALLIANCE, INC.
                 1997 ORTHODONTIST STOCK OPTION PLAN, AS AMENDED

                               ORTHALLIANCE, INC.
                       1997 ORTHODONTIST STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

        As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

        1.1 "Allied Orthodontist" shall mean an orthodontist or dentist who (i) holds an equity interest in an Allied Practice, or (ii) is a party to an existing employment agreement with an Allied Practice.

        1.2 "Allied Practice" shall mean a professional business entity that provides orthodontic or dental services to the public and is a party to an existing (i) service agreement or (ii) consulting and business services agreement with the Company or a subsidiary, whereby the Company or a subsidiary provides management or consulting services to such entity in exchange for a service or consulting fee.

        1.3 "Board" shall mean the Board of Directors of the Company.

        1.4 "Change in Control" shall mean the occurrence of any of the following events:

         (a) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction in which the sole purpose is to change the domicile or name of the Company), as a result of which the Company ceases to exist or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company);

         (b)      a sale of all or substantially all of the Company's assets; or

         (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a stockholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

        1.5 "Closing Stock Price" shall mean the price used to determine the number of shares of Stock that a recruited or referred orthodontist or dentist received or would have received upon the closing of the affiliation of such orthodontist or dentist with the Company or a subsidiary.

        1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.



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        1.7 "Committee" shall mean a committee of at least two (2) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board, provided, however, that with respect to any Options granted to an individual who is also a
Section 16 Insider, the Committee shall consist of at least two (2) Directors who are Non-Employee Directors (within the meaning of Rule 16b-3). At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

        1.8 "Company" shall mean OrthAlliance, Inc., a Delaware corporation.

        1.9 "Director" shall mean a member of the Board and any person who is an advisory, honorary or emeritus director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        1.10 "Consultant" shall mean a person who is engaged by the Company to recruit prospective Allied Orthodontists for the Company or a Subsidiary.

        1.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

        1.12 "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

        1.13 "Fair Market Value" on any date shall mean (i) the average closing sales price of the Stock for the immediately preceding five (5) trading days;
(ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the Nasdaq National Market or other over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or (iii) if the Stock is not traded on a national securities exchange or the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available, including, without limitation, the price at which recent sales of Stock have been made, the book value of the Stock and the Company's current and future earnings.

        1.14 "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        1.15 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

        1.16 "Optionee" shall mean an Allied Orthodontist or Consultant to whom an Option has been granted hereunder or their permitted assign.

        1.17 "Plan" shall mean the OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, the terms of which are set forth herein.

        1.18 "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act.

        1.19 "Stock" shall mean the Class A Common Stock, $.001 par value per share, of the Company, subject to applicable provisions of Section 5.2.

        1.20 "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

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        1.21 "Subsidiary" shall mean any corporation in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

                                   ARTICLE II
                                    THE PLAN

        2.1 Name. This Plan shall be known as the "OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan."

        2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its stockholders by affording certain Allied Orthodontists and Consultants an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options is to promote the growth and profitability of the Company and its Subsidiaries by providing Allied Orthodontists and Consultants with an additional incentive to achieve the Company's objectives through participation in its success and growth and by rewarding Allied Orthodontists and Consultants for successfully recruiting or referring additional orthodontists or dentists to affiliate with the Company or a Subsidiary.

        2.3 Effective Date. The effective date of this Plan is October 14, 1997, subject to stockholder approval.

                                   ARTICLE III
                                  PARTICIPANTS

        3.1 Allied Orthodontist. An Allied Orthodontist may be eligible to participate in the Plan if the Committee determines, in its sole discretion, that such Allied Orthodontist recruited or referred an orthodontist or dentist to the Company and such orthodontist or dentist consummates a business combination with the Company or a Subsidiary whereby such orthodontist or dentist becomes an Allied Orthodontist.

        3.2 Consultant. A Consultant may be eligible to participate in the Plan if the Committee determines, in its sole discretion, that such Consultant recruited an orthodontist or dentist to the Company and such orthodontist or dentist consummates a business combination with the Company or a Subsidiary whereby such orthodontist or dentist becomes an Allied Orthodontist.

                                   ARTICLE IV
                                 ADMINISTRATION

        4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine and shall keep minutes of such meetings. The Committee shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. Only the Committee shall have the power to grant Options in accordance with the provisions of this Plan. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those Allied Orthodontists and Consultants to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement or to waive any provision thereof, provided that the Optionee consents to such action.

        4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.



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        4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

        4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

        4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to the eligibility of Allied Orthodontists and Consultants to receive a grant under the Plan, their death, disability, or other termination of status as an Allied Orthodontist or Consultant and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

        5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be Three Hundred Thousand (300,000). The amount of Stock subject to the Plan may be increased from time to time in accordance with
Article VIII hereof. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options hereunder.

        If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Rule 16b-3 promulgated pursuant to the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued.

        5.2 Antidilution.

        (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the conversion of the Company's Class B Common Stock into shares of Stock as set forth in the Company's Amended and Restated Certificate of Incorporation), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or
(iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

                  (A) the aggregate number and kind of shares of Stock for which
              Options may be granted hereunder shall be adjusted appropriately by the Committee; and

                  (B) the rights of Optionees (concerning the number of shares of Stock subject to Options and the Exercise Price) under outstanding Options shall be adjusted appropriately by the Committee.

              (b) If a Change in Control occurs, the Committee, in its discretion, may provide notice to all Optionees that all Options granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

              (c) If the Company is to be liquidated or dissolved, the adoption of a plan of dissolution or liquidation of the Company shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of such plan of dissolution or liquidation by the stockholders, provided, however, that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption.

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              (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                     OPTIONS

        6.1 Types of Options Granted. The Committee may, under this Plan, grant only non-qualified Options. Neither the Company, any Subsidiary nor any other person warrants or otherwise represents that favorable or desirable tax treatment or characterization will be applicable in respect of any Option or shares of Stock relating thereto.

        6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration and exercise price, shall be stated in the Stock Option Agreement. Every Optionee shall be given a copy of the Plan.

        6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be the same as the Closing Stock Price used for the orthodontist or dentist that the Optionee recruited or referred to the Company that created such Optionee's eligibility for a grant of an Option hereunder.

        6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall commence immediately upon the grant date and remain exercisable until such Option expires and is no longer exercisable after the fifth anniversary of the grant date of such Option.

        6.5 Option Exercise.

              (a) Unless otherwise provided in the Stock Option Agreement or this Section, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares subject to the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares subject to the Option are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

              (b) An Option shall be exercised by (i) delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.5(c).

              (c) The Exercise Price is to be paid in full in cash by a certified or cashier's check payable to the Company upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price).

              (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

              (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

        6.6 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution.

                                  ARTICLE VII
                               STOCK CERTIFICATES

        The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on the stock exchange, Nasdaq National Market or other over-the-counter market on which the Stock is then listed;

              (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

              (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

              (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

        Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE VIII
                        TERMINATION AND AMENDMENT OF PLAN

        8.1 Termination and Amendment. The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve (12) months of the date that the Board amends the Plan) may not amend the Plan to:

              (a) Materially increase the number of shares of Stock subject to the Plan, except as contemplated in Section 5.2 hereof;

              (b) Materially change the class of persons that may participate in the Plan; or

              (c) Otherwise materially increase the benefits accruing to participants under the Plan.

              8.2 Effect on Optionee's Rights. No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative, unless such termination, amendment or modification is required to comply with applicable state and federal laws.

                                   ARTICLE IX
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

        The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. However no modification of an Option shall adversely affect an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative, unless such modification is required to comply with applicable state and federal laws.

        10.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

        10.3 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference and do not constitute part of the Plan.

        10.4 Interpretation. With respect to Section 16 Insiders, transactions under this Plan, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.

        10.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles.


                                     * * * *


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                                                              OrthAlliance, Inc.
                                             1997 Orthodontist Stock Option Plan
                                                  Form of Stock Option Agreement

                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of the _____ day of ________________, 1999 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

        WHEREAS, on October 14, 1997, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

        WHEREAS, on June 3, 1999 the stockholders of the Company approved the Plan;

        WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth below; and

        WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

        WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

        1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

        2 Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option to purchase all or any part of the number of shares of Stock (as defined under the Plan), set forth on Schedule A attached hereto and incorporated herein by reference (the "Option"). The Option shall be exercisable in the amounts specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

        3 Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A.

        4 Exercise Terms. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        5 Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution.

        6 Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 12 hereof to the attention of the Senior Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 10 hereof, and (c) be accompanied by a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein; or, if approved by the Committee (i) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder or (ii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, subject to compliance with applicable federal and state laws. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

        7 Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

        8 Death of Optionee. In the event of the Optionee's death, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option.

        9 Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the "Date of Grant").

        10 Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

        11 Investment Representation of Optionee

        (a) Optionee represents to the Company the following:

                  (i) that Optionee has read and understands the terms and
              provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan;

                  (ii) that Optionee shall accept as binding and final all
              decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan; and

                  (iii) Optionee understands that, unless at the time of
              exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

        (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

        (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.


        12 Miscellaneous.

              (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

              (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

              (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

               Company:             OrthAlliance, Inc.
                                    21535 Hawthorne Blvd., Suite 200
                                    Torrance, California 90503
                                    Attention:  Senior Vice President, General
                                    Counsel


               Optionee:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

              (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

              (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

              (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

              (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

              (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

              (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                   COMPANY:

                                   ORTHALLIANCE, INC.

                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                         -----------------------------


                                   OPTIONEE:


                                   By:
                                      --------------------------------

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                             Dated ________________


1.      Number of Shares Subject to Option:  ________________ shares of Stock.

2.      Option Exercise Price:  $                  per share.

3.      Date of Grant:  ________________________

4.      Option Exercise Period:

                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                             Dated ________________

                               NOTICE OF EXERCISE


               The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

        The undersigned is a resident of the State of ______________________.

              IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this ________ day of ________________, ______.

                                    OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                    EXECUTOR OR PERSONAL REPRESENTATIVE]

                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Position (if other than Optionee):